Exhibit 16.1

March 30, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:

We have read the statements made by Harmonic Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Harmonic Inc. dated March 26, 2018. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
San Jose, California

Attachment - Form 8-K

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800, San Jose, CA 95110 T: (408) 817 3700, F: (408) 817 5050, www.pwc.com/us

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 26, 2018

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant's Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors of Harmonic Inc. (the “Company”) recently conducted a selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. As a result of this process, on March 26, 2018, the Audit Committee dismissed PwC as the Company’s independent registered public accounting firm.

The audit reports of PwC on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through March 26, 2018, (i) there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosures or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”)).

(b)	Appointment of New Independent Registered Public Accounting Firm

On March 26, 2018, the Audit Committee appointed Armanino LLP (“Armanino”) as the Company’s new independent registered public accounting firm.

During the fiscal years ended December 31, 2017 and December 31, 2016 and the subsequent interim period through March 26, 2018, the Company did not consult with Armanino regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement” with its former accountants or a “reportable event” as those terms are defined in Item 304 of Regulation S-K.

The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not PwC agrees with the above disclosures and, if not, stating the respects in which it does not agree. A copy of the letter, dated March 30, 2018, furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

16.1	Letter dated March 30, 2018 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding a change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2018	HARMONIC INC.

	By:	/s/ Sanjay Kalra
Sanjay Kalra
Chief Financial Officer

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